Exhibit 10.18

TRAVEL TECHNOLOGIES GROUP, L.P.

d/b/a TRAVEL TECHNOLOGIES GROUP

SERVICE BUREAU AGREEMENT

This Service Bureau Agreement (this “Agreement”) is made and entered into this 24th day of July, 2000 (the “Effective Date”) by and between TRAVEL TECHNOLOGIES GROUP, L.P., d/b/a TRAVEL TECHNOLOGIES GROUP, located at 7557 Rambler Road, Dallas, TX 75231 (hereinafter “TTG”) and American Express Travel Related Service Company, Inc., located at World Financial Center, American Express Tower, 200 Vesey Street, New York, New York 10285, USA (hereinafter “User”).

Subject to the terms and conditions in this Agreement, TTG hereby agrees to provide User certain services through the use of TTG’s software product and related manuals and documentation specified on Exhibits A, B, C, and D attached hereto, and incorporated herein by reference.

1.	Definitions

1.1.	Acceptance – Written confirmation from User to TTG issued in accordance with Section 2.7 hereof, that an Enhancement, or the development and integration work required hereunder, developed by TTG pursuant hereto, functions and performs in accordance with applicable specifications and service level requirements.

1.2	Affiliated Travel Agencies – Franchisees or other travel agencies to which User provides services, products, or User’s Confidential Information, but excluding those agencies whose only relationship to User is the acceptance of User’s credit card for payment.

1.3	Enhancement – Changes to the Software that provide additional features and/or functionality not included within the Standard Services, expanding the capabilities of the Software in existing or new functional areas.

1.4	Global Distribution System or GDS – A computer system or network used to check and make reservations of a travel related nature, including without limitation, *

1.5	Improvements – New functionality that addresses areas that were not covered in the initial or subsequent release Software Release for a Product, or so significantly expands a function as to be considered a new function.

1.6	Modification – Changes to the Software that affect existing functionality. Normally this includes streamlining processes, revising screens for clarity, etc.

1.7	Product – A logical grouping of Software Releases, in object code only, and related documentation, which are sold by a specific product name.

1.8	Service Bureau – Computer facility, located at the TTG Service Bureau offices located at 7557 Rambler Road, Dallas, TX 75231, from which TTG will provide services and data information to the User.

1.9	Software – Collectively, all of the Software Releases created by TTG from time to time, with respect to the Products identified on Exhibits A and B.

1.10	Software Release – A complete or partial delivery of software implemented at TTG’s discretion that updates all or some portion of the Software or serves as the basis for a Modification, Improvement or Enhancement and resides on the servers at the TTG Dallas facility.

1.11	Standard Services – All of the services and Products described in this Agreement, including Exhibits A and B hereto, together with such other Products and services as the parties shall

*        CONFIDENTIAL TREATMENT REQUESTED

mutually agree, for the processing of travel transactions in North America; provided, however User shall be entitled to utilize the Standard Services provided pursuant hereto for the processing of transactions in North America notwithstanding that User may choose to provide services in connection with such transactions outside of North America.

1.12	User Data – All data and information relating to User, its Affiliated Travel Agencies and their respective clients, client travelers, customers and users that are generated, received, transmitted, used or stored in connection with the provision of the Standard Services, the Products or other services provided by or on behalf of TTG hereunder or otherwise.

2.	Scope Of Services

2.1	TTG shall provide the Standard Services to User and its Affiliated Travel Agencies, together with any Modifications, Improvements, or new Software Releases relating to the Standard Services, as soon as such Modifications, Improvements or new Software Releases are offered generally by TTG; provided, however in the event the development costs for any such Modification, Improvement or New Software Release were paid by an third party customer of TTG and TTG charges all of its customers for the use of such Modification, Improvement or new Software Release, User shall pay for the use of same in accordance with the provisions of Section 4.4 hereof. The Standard Services shall be provided at the pricing set forth in Exhibit A and Section 4.4 hereof, and in accordance with the terms of this Agreement, including without limitation, the service level requirements of Exhibit C and the security standards set forth in Exhibit D as modified from time to time by User in accordance with Section 22. TTG shall not, without User’s consent, modify (i) the composition or nature of the services, or (ii) the manner in which the services are provided or delivered.

2.2	As part of the Standard Services, TTG shall maintain and enforce at the Service Bureau safety and physical security procedures that are (a) at least equal to industry standards for such types of service locations, (b) at least as rigorous as those procedures in effect at such location as of the Effective Date, and (c) which provide all appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of User Data and all other data owned by User and accessible by TTG hereunder. User shall have the right to establish back up security for data and to keep back up data and data files in its possession if it chooses. If User requests additional safeguards for User Data other than as required by this Agreement including the Exhibits hereto, TTG shall provide such additional safeguards at User’s expense, which shall be the actual cost of such additional safeguards. Without limiting the generality of the foregoing, TTG shall take all reasonable measures to secure and defend against “hackers” and other who may seek to modify or access the Service Bureau or access any User Data or information found therein without the consent of User, and to correct same to its original form in the event that it is modified without the consent of User. TTG shall report to User in a timely fashion any breaches of security, unauthorized changes to or access to the Service Bureau or User Data that has or is likely to disrupt, cause embarrassment to User or any of its Customers or in any way diminish the quality of the services provided hereunder. TTG shall use its best efforts to remedy such breach of security or unauthorized changes within two (2) days of any such breach of security or unauthorized changes.

2.3	The Software necessary to provide and support the Standard Services and any Enhancements developed pursuant to this Agreement will at all times hereunder run and reside at the Service Bureau. The Software will be run by TTG according to the provisions of this Agreement and such other of User’s specific needs and requests as are mutually determined and agreed by the parties. TTG will compile and transmit to User on a monthly basis such portions of the User Data as User may require, strictly in accordance with User’s instructions.

2.4	TTG shall provide to User all of the reporting described on Exhibit B. Additionally, TTG hereby grants to User the nonexclusive, royalty free license to use TTG’s “EnCoRRe Reports” software or any successor thereto, provided by TTG to User, to generate and run such other reports as User may desire from the information and User Data transmitted to User pursuant to Section 2.3 above.

2.5	The Software will include adaptations for use with all GDS systems including, but not limited to, Amadeus, Apollo/Galileo, Sabre and Worldspan. User may request other specific Enhancements to the Software. TTG agrees to negotiate in good faith with User towards the development of such Enhancements and User agrees to pay for such requested Enhancements) at prices, terms and conditions no less favorable than those offered by TTG to any other party. These payments for Enhancements entitle User exclusivity to the use of these new Enhancements for not less than six (6) months after implementation and Acceptance. In the event TTG makes the Enhancement available for general use, such reimbursement shall be made to User, immediately upon receipt by TTG of payment from its customers, in installments equal to fifty percent (50%) of the amounts paid to TTG by its customers for such Enhancement TTG and User may agree, prior to the development of any Enhancements, to develop an Enhancement at a rate less than that set form in this Section 2.4 and the parties may further agree correspondingly to limit exclusivity to less than 6 months.

2.6	Both parties will periodically discuss and review User’s competitive environment which would include a review of User’s competitors’ technology, cost or pricing structure and service offerings, to the extent such information is known (and with respect to TTG, to the extent that disclosure of such information is not restricted by contractual obligation to a third party). If there is significant financial impact from new or improved process or technology: (1) which would reduce costs or improve service; (2) which would make competitors’ costs for services at or below User’s cost for comparable services; or (3) which would make competitors’ service offerings superior to those of User, then, the parties shall jointly determine, in good faith, if a change in technology, cost or services should be made, in accordance with the provisions of Section 12.

2.7	Within thirty (30) days of the Effective Date, the parties shall jointly develop detailed specifications (the “Specifications”) for the tasks involved in the integration and customization of the Software and the Products necessary to enable TTG to provide the fulfillment, file finishing, internal and external customer documentation, ticketing and other services to be provided hereunder in accordance with the standards established in the Specifications and this Agreement, including Exhibit C hereto. The Specifications shall include a detailed plan for these development tasks to include, without limitation, programming, testing, integration and implementation (the “Development Plan”). Development of all items called for in the Development Plan shall be complete within sixty (60) days of the Effective Date.

2.8	Upon completion of the development of all items called for in the Development Plan and within ninety (90) days after the Effective Date, TTG shall complete implementation and integration of the developed materials in accordance with the Development Plan. Upon completion of such implementation and integration, TTG shall certify in writing to User that such implementation and integration work is complete and ready for acceptance testing by User. After User’s receipt of this notice, User shall commence acceptance testing as soon as reasonably practicable and shall complete such testing within ten (10) days. The acceptance testing shall be conducted to demonstrate to User that the developed materials and the integration thereof functions and performance in accordance with the applicable specifications and performance criteria as defined in the Specifications which are consistent with the service levels as defined in Exhibit C. In the event of rejection by User, User will notify TTG, specifying the nature of such failure in reasonable detail, and TTG shall have fifteen (15) days in which to correct the problem after which User will re-conduct the acceptance test within a fifteen (15) day period and the notification procedures will be repeated.

2.9

In the event there is no Acceptance by User within the timeframes described above, and such lack of Acceptance is based on a delay attributable to TTG, its agents or subcontractors, then the number of unique record locator numbers required to be processed pursuant hereto (as set forth in A.1 of Exhibit A hereto) for User to obtain best pricing shall be reduced by 100,000 for each day of delay until Acceptance. Alternatively, in the event there is no Acceptance with 100 days of the Effective Date attributable to TTG, its agents or subcontractors, User may terminate this Agreement and receive a full refund of that portion of the Implementation Fee, as defined on Exhibit A hereto, paid by User upon execution of this Agreement.

2.10	As part of the services provided hereunder, TTG shall implement and manage disaster recovery plans and backup plans, substantially in the form of Exhibit F, for the computer equipment and operating environment from which the services will be provided. Within thirty (30) days of the execution of this Agreement, and at least once every quarter during the term of this Agreement, TTG will (i) update and test the operability of the disaster recovery plan in effect at that time, (ii) upon User’s request, certify to User that the disaster recovery plans are fully operational, and (iii) upon discovery by TTG promptly provide User with a notice of a disaster and implement the disaster recovery plans upon the occurrence of any such disaster affecting the provision or receipt of TTG’s services. Whenever a disaster causes TTG to allocate limited resources between or among TTG’s customers and affiliates, User shall receive at least the same priority in respect of such allocation as TTG’s affiliates and TTG’s other commercial customers.

2.11	TTG shall maintain accurate records in connection with the payment and performance provisions under this Agreement. At User’s expense, User may appoint an independent, nationally recognized, certified public accountant bound in confidence and reasonably acceptable to the TTG to inspect and audit the TTG’s relevant records to ensure compliance with the payment and performance terms of this Agreement. Such inspection and audit shall be during normal business hours upon at least ten (10) days prior notice and shall not interfere unreasonably with the TTG’s business activities. Each party agrees to cooperate with the other in conducting such audit. Inspections and audits shall be made no more frequently than twice a year. User shall also have the right to audit TTG’s operations and related records, in accordance with the foregoing notice and procedural and frequency provisions, to ensure compliance with its data protection, security, and other obligations under this Agreement. In the event User discovers any substantial noncompliance with its security, redundancy, and disaster recover policies then in effect, TTG shall reimburse User for the reasonable costs of such audit, and shall remedy any such noncompliance within thirty (30) days of completion of the audit.

2.12	TTG shall use its highest level of commercially reasonable efforts to enter into binding agreements with all GDS providers, with terms at least as long as the Initial Term, granting to TTG all rights necessary to TTG to provide the Standard Services and perform all of TTG’s obligations hereunder within 180 days after the Effective Date; provided, however, TTG must enter into such agreements within one year after the Effective Date. TTG shall provide notice to User of each such agreement as and when entered.

3.	Proprietary Rights; Confidentiality

3.1	User acknowledges that the Software and the related documentation, embody valuable confidential and proprietary information of TTG, the development of which required the expenditure of considerable time and money by TTG, and are protected by United States copyright law and international treaty. User shall treat such information so received in confidence and shall not use, copy, disclose, nor permit any of its personnel (excepting those employees with a “need to know”) to use, copy, or disclose the same, or the existence of same, for any purpose that is not specifically authorized under this Agreement. By virtue of this Agreement, User acquires only the non-exclusive right as described above to receive the services provided by TTG through the use of its proprietary Software and related documentation, and does not acquire any rights of ownership in such materials. TTG, or its licensor, at all times retain all right, title and interest in the Software, related documentation, and, subject to Section 2.5 above, any derivatives thereof.

3.2

TTG acknowledges and agrees that User Data is, or will be and remain, the exclusive property of User and shall be deemed valuable confidential and proprietary information of User. TTG hereby waives any interest, title, lien or right to any such data. All User Data shall be used by TTG only as necessary to perform its obligations hereunder. In no event shall User Data be (i) disclosed, sold, assigned, leased, or otherwise provided to any party other than User, or (ii) commercially exploited by or on behalf of TTG, its affiliates, employees, subcontractors or agents. Upon expiration or termination of this Agreement for any reason or upon request by User, all User Data shall be returned to User in the media and form requested by User, and TTG shall erase or destroy all User Data remaining in TTG’s possession or control.

3.3	User recognizes and acknowledges that any unauthorized use or disclosure of the Software by User may cause TTG irreparable damage for which other remedies may be inadequate, and User hereby acknowledges as proper any request to a court of competent jurisdiction by TTG for injunctive or other equitable relief seeking to restrain such unauthorized use or disclosure.

3.4	TTG and User acknowledge that as a result of the performance of their respective responsibilities under this Agreement, User will obtain access to confidential and proprietary information of TTG and TTG will obtain access to confidential and proprietary information concerning User’s business, customers, methodologies and strategies (all such information, with respect to each party, the “Confidential Information”). All such Confidential Information of the other party shall be deemed to be confidential and proprietary unless such Confidential Information is; (i) is already known to the receiving party free of any restriction at the time it is obtained from the disclosing party; (ii) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) is or becomes publicly available through no wrongful act of either party; (iv) is independently developed by one party without reference to any Confidential Information of the other; or (v) is required to be disclosed pursuant to a requirement of a governmental agency or law so long as the parties provide each other with timely written prior notice of such requirements.

3.5	TTG and User shall not use any of the other party’s Confidential Information for any purpose other than to perform their respective responsibilities under this Agreement. TTG and User shall each take the same measures to protect the Confidential Information of the other party received by it as it prudentially should take with respect to its own Confidential Information, including, but not limited to, instructing its employees, vendors, agents, and independent contractors of the foregoing and requiring them to be bound by appropriate confidentiality agreements. Nothing in this Agreement shall be deemed to prevent TTG or User from providing information to their respective independent contractors who are retained to assist in the performance of such party’s obligations hereunder provided that the conditions set forth herein are complied with by such party and its independent contractors and any such independent contractor is not a competitor of the other party. Notwithstanding the foregoing, in the event that TTG seeks public or private financing, TTG will provide User with prior written notice of any proposed disclosure regarding this Agreement, (including the Exhibits hereto) which notice shall specifically identify the information to be disclosed, the manner of disclosure and the parties to whom TTG intends to seek such disclosure, and no such proposed disclosure shall be made in connection therewith, without User’s prior approval, which approval shall not be unreasonably withheld. User shall provide its comments to title proposed disclosure within ten (10) days of its receipt of the foregoing notice. In that connection, the parties will cooperate in seeking and jointly produce an acceptable redacted version of the Agreement (including Exhibits thereto) and the parties will use good faith reasonable efforts to obtain acceptable confidential treatment from any governmental agency or self regulatory authority and/or acceptable confidentiality agreements form any applicable non-governmental parties, in each case sufficiently protective of each party’s Confidential Information.

3.6	Neither party shall issue a press release or make any public statement announcing this relationship until such press release or public statement has been mutually agreed. Any publicity or press release relating to this Agreement must be received in writing for review and approval of the other party and shall not be released unless or until written approval is received from the other party.

3.7

The parties acknowledge that, in the event of a breach of Section 3.2, 3.3, 3.4, or 3.5 by either party, the other party will likely suffer irreparable damage that cannot be fully remedied by monetary damages. Therefore, both parties agree that either party shall be entitled to seek and obtain injunctive relief against any such breach in any court of competent jurisdiction and terminate this Agreement immediately upon written notice to the other party. The rights of either party under this section shall not in any way be construed to limit or restrict the right to seek or obtain other damages or relief available under this Agreement or applicable law.

4.	Pricing and Payment

4.1	The fees for the services provided pursuant to this Agreement are set forth on Exhibit A attached hereto. All payments will be * available U.S. Dollars without withholding, deduction or offset (except as otherwise provided in Exhibit C) according to the payment schedule set forth on Exhibit A, and regardless of whether User collects any fees from its customers. User shall pay interest on all amounts not paid when due at the rate of 1.5% per month or the highest lawful rate whichever is less.

4.2	The service fees do not include any charge for taxes and User is solely responsible for paying any and all national and local taxes (including any and all export/import taxes and customs duties) attributable to the services rendered by TTG or any authorized distributor in connection with this Agreement, excluding only taxes based upon the net income of TTG or an authorized distributor.

4.3	*

4.4	*

4.5	*

*        CONFIDENTIAL TREATMENT REQUESTED

5.	Representations and Warranties

5.1	TTG warrants and represents (i) that the Software, the Products, and any Enhancements, Modifications and Improvements thereto (collectively hereinafter, the “System”) shall function and perform in accordance with all documentation therefor provided to User, the Specifications applicable thereto, and the terms of this Agreement, including the Exhibits hereto; (ii) that: (a) as of the Effective Date, it has agreements in place with each GDS identified in Section 2.4 above, which allow it to carry out and complete the activities contemplated hereunder; and (b) it has fully tested and has in production interfaces to each such GDS; (iii) it has all necessary rights, licenses and approvals required to perform its obligations hereunder and to operate and provide the System and all other products and services provided hereunder to User in accordance with this Agreement; (iv) neither the System or any service provided by TTG hereunder to User, nor any portion or use thereof in accordance with this Agreement, will infringe upon or violate any patent, copyright, trade secret or other proprietary or personal right of any third party; (v); TTG’s performance hereunder will be rendered using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel; (vi) all obligations owed to the third parties with respect to the activities contemplated to be undertaken by TTG pursuant to this Agreement are or will be fully satisfied by TTG so that User will not have any obligations (other than obligations set forth in this Agreement) with respect thereto; (vii) TTG’s obligations hereunder are not in conflict with any other TTG obligations or agreement (in writing or otherwise) with any third party; (viii) TTG will comply with all applicable foreign, federal, state and local laws, rules and regulations in the performance of its obligations hereunder; (ix) TTG will comply with User’s Privacy Policy, Internet Customer Privacy Statement and Web Site Rules and Regulations, as the same are posted from time to time on the User website, in the performance of its obligations hereunder; (x) TTG will not otherwise commit any act of willful or grossly negligent misconduct that results in a breach of a right of privacy; and (xi) at all times during the term of this Agreement, TTG will comply with the User Security Protocol set forth in Exhibit D in the performance of its obligations hereunder; and (xii) at all times during the term of this Agreement, TTG shall have either through its own direct agreements with all GDS providers or indirectly through the agreements of its affiliated companies with all GDS providers, all of the rights necessary to provide all of the Standard Services and perform all TTG’s obligations hereunder.

5.2	TTG further represents and warrants that the System shall provide accurate results using data having date ranges spanning the twentieth (20th) and twenty-first (21st) centuries (e.g., years 1900-2100). Without limiting the generality of the foregoing, TTG warrants that the System shall (a) manage and manipulate data involving all dates from the 20th and 21st centuries without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates from the 20th and 21st centuries without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates from the 20th and 21st centuries; and (d) represent all data related to include indications of the millennium, century, and decade as well as the actual year.

5.3	TTG will not be liable to User for any claim or defect arising from or based upon (i) any alteration or modification by User of the Software; or (ii) the compilation of User Data and submission to User to the extent such compilation and submission are conducted strictly in accordance with User’s instructions and the terms hereof; or (iii) except with respect to (x) TTG’s obligation to maintain at all times during the terms of this Agreement all of the rights, necessary to provide the Standard Services and perform all of its obligations hereunder, and (y) the obligations of TTG to comply with the requirements established in Exhibits D and F hereof, any other cause beyond the control of TTG or its affiliated companies.

5.4

EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY TTG WITH RESPECT TO ANY SERVICE, PRODUCT, SOFTWARE RELEASE, DATA COMPILATION OR ANY OTHER MATTER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF

MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.	Limitations of Liability

6.1	BOTH PARTIES AGREE THAT THE TTG’S LIABILITY (UNDER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), IF ANY, FOR ANY DAMAGES RELATING TO THIS AGREEMENT SHALL NOT INCLUDE CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR OTHER DAMAGES OF ANY KIND, INCLUDING LOSS OF PROFITS, EVEN IF TTG HAS BEEN ADVISED OF THE LIKELIHOOD OF THE OCCURRENCE OF SUCH DAMAGES.

6.2	BOTH PARTIES AGREE THAT USER’S LIABILITY (UNDER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), IF ANY, FOR ANY DAMAGES RELATING TO THIS AGREEMENT SHALL BE LIMITED TO *, SHALL NOT, EXCEPT IN THE CASE OF A BREACH BY USER OF ITS OBLIGATIONS UNDER SECTIONS 3.2, 3.3, 3.4 OR 3.5 HEREOF, EXCEED AMOUNTS *, AND SHALL NOT INCLUDE CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR OTHER DAMAGES OF ANY KIND, INCLUDING LOSS OF PROFITS, EVEN IF USER HAS BEEN ADVISED OF THE LIKELIHOOD OF THE OCCURRENCE OF SUCH DAMAGES.

7.	Indemnification

7.1	TTG agrees to defend, indemnify and hold harmless User and the Affiliated Travel Agencies, and each of their respective directors, officers, employees and agents from and against any and all third party claims, demands, liabilities, losses, costs, damages or expenses, including reasonable attorneys’ fees and costs of settlement, resulting from or arising out of: (i) the System or any portion thereof or the use of the System or any portion thereof actually or allegedly infringing or violating any patents, copyrights, trade secrets, licenses, or other property rights of any third party, (ii) any breach of TTG’s representations and warranties herein; (iii) the failure of TTG to comply with the User Security Protocol set forth in Exhibit D hereto or the User Privacy Principles; or (iv) the failure of TTG to comply with its obligations under any and all laws, rules, or regulations applicable to TTG or the services or Products provided hereunder.

8.	Term and Termination

8.1	This Agreement and the obligations hereunder will commence on the Effective Date and will continue for a period of five (5) years (the “Initial Term”) unless terminated as provided herein, and shall be renewable automatically for two consecutive one year periods (each such one year period a “Renewal Term”), unless User shall provide to TTG written notice of its intention not to renew at least sixty (60) day prior to the conclusion of the Initial Term or the first Renewal Term, as the case may be.

8.2	*

*        CONFIDENTIAL TREATMENT REQUESTED

8.3	Should either party (1) admit in writing its inability to pay its debts generally as they become due; (2) make a general assignment for the benefit of creditors; (3) institute proceedings to be adjudicated a voluntary bankrupt; (4) consent to the filing of a petition of bankruptcy against it; (5) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (6) seek reorganization under any bankruptcy act; (7) consent to the filing of a petition seeking such reorganization; or (8) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs; then, in any such event, the other party, at its option and without prior notice, may terminate this Agreement effective immediately.

8.4	Upon termination of this Agreement for any reason, TTG’s obligation to provide the services hereunder pursuant to the terms and at the prices set forth herein shall, upon User’s request, continue for a period up to * and shall thereafter immediately cease. Irrespective of whether User requests services during a Transition Period, TTG shall cooperate and provide such assistance as is necessary to transfer the services provided hereunder to another vendor or to User, and TTG shall be compensated for these efforts in accordance with Section 4.4 hereof; provided, however, if termination results from the breach of this Agreement by User or pursuant to Section 8.5 hereof, User shall pay in advance for * TTG will be responsible for submitting to User the data compilation for the portion of the month up to and including the effective termination date and for the duration of the transition period, if any.

8.5	*

8.6	The provisions of Sections 3, 5, 6, 7 and 8 hereof survive the termination of this Agreement.

8.7	*

9.	Solicitations

9.1	User and TTG agree that during the term of this Agreement and for a period of one (1) year thereafter, neither User, with respect only to its Corporate Services Division, nor TTG will, directly or indirectly, recruit or solicit any person known to it to be an employee of the other party and involved in the provision or supervision of the Standard Services without the prior written consent of the other party.

10.	General

10.1

This Agreement, including the Exhibits attached hereto, represents the entire understanding and agreement between the parties, and supersedes any and all previous discussions and communications. No employee or agent of TTG and no distributor for TTG is authorized to make any additional representations or warranties related to the services provided hereunder or the Software. Any subsequent amendments and/or additions hereto are effective only if in writing and

*        CONFIDENTIAL TREATMENT REQUESTED

signed by both parties. TTG may assign any of its rights or duties under this Agreement with the prior written consent of User, such consent not to be unreasonably withheld or delayed. User may also assign this Agreement to any of its affiliates, provided that any such assignment shall not release User from its obligations under this Agreement. Subject to the foregoing limitation on assignment, this Agreement is binding upon and inures to the benefit of the successors and assigns of the respective parties hereto.

10.2	This Agreement is to be interpreted in accordance with the laws of the State of New York. It is understood and agreed that the parties will use their best endeavors to amicably resolve any dispute or difference arising from this Agreement.

10.3	Headings of paragraphs in this Agreement are inserted for convenience only, and are in no way intended to limit or define the scope and/or interpretation of this Agreement.

10.4	The failure of either party at any time to require performance by the other party of any provision hereof is not to affect in any way the full rights of such party to require such performance at any time thereafter, nor is the waiver by either party of a breach of any provision hereof to be taken or held to be a waiver of the provision itself or any future breach. No waiver shall be effective unless made in writing.

10.5	The parties hereto are independent contractors, and nothing in this Agreement is to be construed to create a partnership, joint venture, or agency relationship between TTG and User.

10.6	If any part, term, or provision of this Agreement is held to be illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions are not be affected thereby.

10.7	Any notice given pursuant to this Agreement is to be in writing and is to be given by personal service or by first class mail, postage prepaid to the addresses appearing at the beginning of this Agreement, or as changed through written notice to the other party. Notice given by personal service is to be deemed effective on the date it is delivered to the addressee, and notice mailed is to be deemed effective on the fifth (5th) day following its placement in the mail addressed to the addressee.

10.8	*

10.9	Insurance requirements shall be a subsequently mutually agreed by the parties.

10.10	The parties shall act reasonably and in good faith to reach agreement with respect to any item or matter herein to be determined or established upon the mutual agreement of the parties.

10.11

All rights and licenses granted under or pursuant to this Agreement by TTG to User shall be deemed, for purposes of the United States Bankruptcy Code (the “Code”) to be licenses to rights to “intellectual property” as defined under the Code. TTC agrees that User, as Licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. TTG further agrees that in the event of commencement of bankruptcy proceedings by or against TTG, User shall be entitled to retain all of its rights under this Agreement. If TTG files Chapter 11 or Chapter 7 bankruptcy or ceases its business operations without a successor, then

*        CONFIDENTIAL TREATMENT REQUESTED

TTG shall grant User an irrevocable (until TTG emerges from Chapter 11 bankruptcy), perpetual (until TTG emerges from Chapter 11 bankruptcy), worldwide license to use only internally in furtherance of the purposes of this Agreement, * Except for a release pursuant to Chapter 7 bankruptcy or for ceasing business operations without a successor, the obligations to continue to pay the fees specified hereunder shall continue.

11.	Joint Oversight Committee

11.1	JOC Procedures. The following representatives will comprise a joint oversight committee (the “JOC”) which will meet at least quarterly. The functions of such committee, among other things, will be to review and analyze the performance of the parties based on the service performance standards specified in this Agreement.

TTG Designee:	TTG Account Representative
User Designee:	User Account Representative

If a JOC Member resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement.

11.2	Management Representatives

Each party hereby appoints the following individual as its Management Representative for purposes of this Agreement:

TTG:	*
User:	*

If a Management Representative resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement. If either party fails to designate a Management Representative at its own initiative, it shall do so within three business days of a written request from the other party to do so.

12.	Dispute Resolution.

12.1	Initial Procedures. The parties shall make all reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the parties regarding the determination of the appropriate response to a change in technology, cost or services pursuant to Section 2.6 hereof (“Market Conditions Dispute”), the JOC Representatives will attempt to reach an amicable resolution. If either JOC Representative determines that an amicable resolution cannot be reached to a Market Conditions Dispute, such JOC Representative shall submit such dispute in writing to each party’s Management Representatives, who shall use their best efforts to resolve it or to negotiate an appropriate modification or amendment.

12.2	Escalation. Except as otherwise provided in the termination provisions hereof, neither party shall be permitted, with respect to a Market Conditions Dispute, to exercise any other remedies until the later of (i) the date that either Management Representative concludes in good faith that an amicable resolution of the dispute through continued negotiation is unlikely, or (ii) thirty (30) days following the date that either party notified a Management Representative pursuant to Section 12.1. In the event the parties are unable to resolve such dispute in accordance with the procedures set forth in this Section 12, either party may terminate this Agreement upon written notice to the other party.

*        CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered into this Agreement as of the Effective Date.

Travel Technologies Group, L.P.				American Express Travel Related Services
d/b/a Travel Technologies Group

By:	Travel Technology, LLC			Signed:	/s/ Margaret W. Brownlee
Its:	General Partner			Name:	Margaret W. Brownlee
				Title:	Senior Vice President

	By:	TRX, Inc.
	Its:	Member

		By:	/s/ Ralph Manaker
		Name:	Ralph Manaker
		Its:	Executive Vice President

[Note to Client: Review Exhibit carefully as it contains important business terms]

EXHIBIT A

Services and Fees

*

*        CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

Product Description

EnCoRRe™ Service Bureau

The EnCoRRe Service Bureau provides an efficient and effective plan to successfully implement a universal mid-office quality assurance solution to enhance the file finishing of all PNRs generated by the User world-wide, regardless of GDS used. The system is designed to be scaleable enough to accommodate an implementation of any size.

Utilization of a Service Bureau and TTG’s staff of trained mid-office experts, means there would be no need for the User staff and train personnel to execute software implementation at multiple regional sites. The exact same set of routines being run on all User’s PNRs, there can be a single uniform standard of reservation finishing delivered to all User’s clients. Having all PNRs in a centralized location also provides User a complete source for data mining to maximize vendor usage, identify savings opportunities, and more. Reports breaking out data will be available via the Internet, giving User’s managers access to this data at any time. Ramp-up time is no longer an issue, as users can take advantage of numerous routines already available in the system.

EnCoRRe’s powerful Oracle database allows the mid-office quality assurance system to work on all major GDSs simultaneously. EnCoRRe can take a single set of business rules and apply them to reservations booked by multiple travel agencies, across the globe. This advanced functionality provides large, multi-national corporations and major travel agencies with the potential to reap significant savings in travel through universal policy-compliant testing of PNRs and maximized efficiency in mid-office.

EnCoRRe is an “ultimately configurable” enterprise solution to current mid-office issues. Data generated by EnCoRRe routines provides global corporations with a unified and consistent service for back-office usage and reconciliation. The strength offered by the system’s Oracle database also provides a handy and accessible data depository for agencies and corporations.

EnCoRRe performs virtually all CRS processes, including file finishing and ticketing. From a skeleton reservation it will perform all the necessary functions normally done by a travel agent. EnCoRRe shall handle remarks, reporting information, exception rules, internal and external customer documentation, and more. The system can also schedule ticketing and complete that process. It is designed to work directly with an automated booking system to communicate any issues that come up directly to the traveler via E-mail, fax, or PDA device, and run the tickets accordingly, thus creating a totally automated environment.

Reporting

EnCoRRe will generate web-based reports to aid both clients and managers. Using Business Objects software, these reports will be the result of the finest mid-office data mining available in the travel industry today. EnCoRRe will be able to provide:

•	Ad-hoc reporting

•	A high-security standard

•	Automatic scheduling of reports

•	Automatic publishing and distribution of reports

•	Customization to accommodate any client

•	Graphing

•	Branching by division and sub-division

Exhibit B Con’t

Product Description

CRS Screen Highlighter with ResNotes™

CRS Screen Highlighter® with ResNotes is a utility loaded on the GDS LAN or stand alone PC, which allows the travel agency to designate colorful, attention-grabbing attributes and special messages to passenger name records (PNRs) and traveler profiles. Highlighter can help assure that important quality control messages and traveler profile information are never again ignored or overlooked by busy travel agents. Some capabilities of the system are:

•	Identifies CEO, VIP, and frequent flyer numbers

•	Calls attention to “last day to purchase” fares

•	Highlights penalties and restrictions

•	Can keep track of travelers who have saved non-refundable tickets

•	Reminds agents of visa requirements

PNR messages from supervisory or support personnel as well as messages from manual or automated quality control sources such as the EnCoRRe system can be highlighted for special notice and action!

Highlighter runs on all Windows-based GDS. The program contains a library of highlights, which can be edited or deleted as the user elects. New highlights are added using a “point & click” set-up program and assisted by onscreen “help” balloons. The user can select from a library of sound (WAV) files, color options, fonts-and attributes supported by their Windows environment. The system provides weekly suggestions for effective use.

Highlighter is takes up a small amount of memory on the PC file server and should not slow down “screen refresh” or response time. The program enables features to be turned off for particular travel counselors as needed.

ResNotes allow the user to “tag” complete messages to the GDS text for customer service advice, proprietary rate and fare information or additional product or support information.

Highlights or ResNotes messages can be added or changed by supervisory personnel from any workstation. Customer service staff can also input information that can be accessed instantly and automatically by the travel counselor at the time a reservation is being made.

INSTALLATION REQUIREMENTS:

The following items should be present and ready at customer site prior to arrival of the TTG installer:

•	At least one AT (80386 or preferably 80486) class IBM compatible PC or an operational GDS-supplied LAN made up of IBM compatible PCs which meets the following minimum criteria:

•	8MB Ram

•	Windows 3.1 or Windows for Workgroups installed.

•	One high density floppy disk drive, either 3.5” or 5.25” (must be specified)

•	Minimum 40MB free file server disk space

•	Color graphics monitor

Exhibit B Con’t

Product Description

InfoLink™

The primary function of this product is to be able to share / copy / etc. files (primarily CRS Screen Highlighter® files) over TCP/IP connections to the Internet.

InfoLink capabilities and features include:

•	Allows the user/travel manager to update Highlighter files and then automatically transfer them to all their users via the Internet. This will allow adds and updates which will synchronize files at the counselor level.

•	The receptacle for all the file information (the Server) can be hosted at TTG or maintained at the user/travel manager’s pre-determined location.

•	When a company administrator (example: one machine at a User agency location) has been assigned, they will make the file adds/updates and set up groups of users who have rights to get those files. This information goes to the Server (at TTG or other host site) via the Internet.

•	The end users (example: the Highlighter 4 Admin machines at various locations) will automatically call or “poll” the Server (at TTG or other host site) via the Internet. Once access is gained, they can see if there are adds/updates that they have rights to, collect those files, and put them in the correct shared directory.

•	At this point, counselor sets will look to the Highlighter 4 Admin’s machine for any highlight updates they have been given rights to get.

INSTALLATION INFORMATION & REQUIREMENTS:

The minimum system hardware and software requirements for InfoLink include:

•	Intel Pentium or compatible running at 60 MHz or more

•	VGA compatible display (16 colors or more)

•	16 MB of free hard disk space

•	16 MB of RAM

•	One 3.5 inch floppy drive and/or a CD ROM drive (for installation)

•	Windows 95 or Windows 98

•	A mouse or other pointing device

•	Internet connectivity (access to The Internet)

This requires a non dial-up connection to the Internet using TCP/IP protocol. If a firewall exists, port 1088 and port 1090 must be open unrestricted. A later version will not have the restriction of ports 1088 and 1090.

Exhibit B Con’t

Product Description

Southwest Direct™

Southwest Direct is a Windows application that allows agents direct access to the Southwest Airlines booking system via dedicated modem and phone line, which is shared on the Apollo Focal Point network. It enables the agent to shop real time availability, book flights, issue electronic tickets, and will move the booking into the Apollo system automatically.

System Requirements: The minimum requirement for Southwest Direct is an IBM-compatible 386 computer with 4 megabytes of RAM, running Windows 3.0, 3.1 or Windows for Workgroups. Additional RAM will increase system performance. In order to fully utilize all the features of Southwest Direct, the program should be run in a network environment. For optimal performance, an IBM-compatible 486/33 or greater computer with a fast video card and 4 megabytes of RAM or more of RAM is recommended.

Modem Requirements: For a modem to work with Southwest Direct, it must have 9600 bps or better speed and be a Hayes compatible modem. Use of a 16550 Universal Asynchronous Receiver/Transmitter (UART) is recommended.

Exhibit C

Service Level Agreement

Hours of Operation

*

Support Services

*

Processing Times

*

Implementation

*

*        CONFIDENTIAL TREATMENT REQUESTED

*

Staffing

*

On-site Support

*

*        CONFIDENTIAL TREATMENT REQUESTED

*

Travel Expenses

*

*        CONFIDENTIAL TREATMENT REQUESTED

Exhibit D

Security Standards/Protocol

[Exhibit D-1]

American Express Travel Related Services Company

INFORMATION SECURITY REQUIREMENTS

General

*

*        CONFIDENTIAL TREATMENT REQUESTED

Confidentiality Agreement

The nature of your work at                                          (“                    ”) for American Express Travel Related Services Company, Inc., and its affiliates (collectively the “Company”) involves your access to trade secrets, confidential information, files, records and forms of the Company (collectively “Confidential Information”). Confidential Information includes, but is not limited to, any information relating to the Company organizational structure, marketing philosophy and objectives, project plans, data models, strategy and vision statements, business initiatives, business requirements, systems design, methodologies, processes, competitive advantages and disadvantages, financial results, product features, systems, operations, technology, customer lists, customer account information, products development, advertising or sales programs and any other information which would give the Company an opportunity to obtain an advantage over its competitors or which the Company is ethically obligated to protect from unauthorized sources. None of such information shall be deemed to be in the public domain.

The Company desires to protect its Confidential Information and therefore requires that you agree, as a condition of your performing services for the Company pursuant to the Company’s agreement with                      to safeguard all Confidential Information and not to reveal Confidential Information to any third party (including, without limitation, at conferences, seminars, meetings of professional organizations or by publication in journals or granting of interviews to journalists and other members of the news media) or use Confidential Information for your own benefit or the benefit of any third party, except to the extent necessarily required for the performance of your services.

You agree not to discuss Confidential Information of the Company in public places.

You agree that any work product produced or developed by you in the performance of your services for the Company shall be Confidential Information subject to this Agreement and such work product is, and shall remain, the property of the Company.

You also agree to help safeguard the Company’s customers’ expectations of privacy by exercising diligence and care in the handling of Confidential Information relating to them.

By signing below, you indicate that you understand the above terms and that, as a condition of performing services for the Company, you agree to adhere to them.

Your Signature

Printed Name	Date

Workstation Rules And Regulations

*

A.	ACCESS TO AMEX CARDMEMBER ACCOUNTS

*

*        CONFIDENTIAL TREATMENT REQUESTED

[Exhibit D-2]

GLOBAL TECHNOLOGY STANDARDS

MINIMUM SECURITY BASELINE STANDARD

*

*        CONFIDENTIAL TREATMENT REQUESTED

[Exhibit D-3]

IS GLOBAL TECHNOLOGY

PHYSICAL SECURITY STANDARD

*

*        CONFIDENTIAL TREATMENT REQUESTED

Exhibit E

Anticipated Volumes

Month (after Effective Date)	Number of Unique Record Locator Numbers
*	*

Volumes may be revised and future volumes established by mutual agreement of the parties.

*        CONFIDENTIAL TREATMENT REQUESTED

Exhibit F

Disaster Recovery/Backup Plans

EnCoRRe Service Bureau

Disaster and Recovery Procedures

21 May, 2000

Introduction:

The following information is specific to the EnCoRRe Service Bureau running in our facilities in Dallas, Texas. Many of the same policies and procedures for business continuity are in place for all TRX data center locations.

The procedures and contact information detailed in this document is confidential and subject to change.

Administrative Contacts:

The following have been identified as part of the disaster and recovery team.

*

Backup and Storage Procedures:

*

*        CONFIDENTIAL TREATMENT REQUESTED

Hardware:

*

21.1 Power:

*

*        CONFIDENTIAL TREATMENT REQUESTED

Fire:

*

Cooling:

*

Data center Access:

*

GDS Access:

*

*        CONFIDENTIAL TREATMENT REQUESTED

Communications Plan:

*

*        CONFIDENTIAL TREATMENT REQUESTED

Exhibit G

*

*        CONFIDENTIAL TREATMENT REQUESTED

Addendum A to Service Bureau Agreement dated July 24, 2000

By and Between TRX Technology Services, L.P. (formerly known as Travel Technologies Group, L.P.) and American Express Travel Related Service Company, Inc.

Effective Date of this Addendum: March 9, 2001

Exhibit A is amended with the addition of the following:

As of the Effective Date of this Addendum, User will be charged * sent by the EnCoRRe Service Bureau, *. This pricing will be in addition to any other fees charged for the Services.

Acknowledgment

User acknowledges to have read the Service Bureau Agreement referenced above, understands and agrees to be bound by the Terms and Conditions of said Agreement. TRX and User agree that these documents represent the complete and exclusive statement of agreement between the parties and supersede all proposals or prior agreements, verbal or written, and any other communications between the parties relating to the subject matter of these Agreements.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered in this Agreement as of the date written above.

Travel Technologies Group, L.P.		American Express Travel Related Service Company, Inc.

Signed:	/s/ Steve Reynolds	Signed:	/s/ Michael Laughlin
Name:	Steve Reynolds	Name:	Michael Laughlin
Title:	General Manager and EVP	Title:	VP, Corporate Travel Solutions

*        CONFIDENTIAL TREATMENT REQUESTED

Amendment #1 to

Service Bureau Agreement

between

TRX Technology Services, L.P.

f/k/a Travel Technology Group, L.P.

and

American Express Travel Related Service Company, Inc.

This Amendment (“Amendment”) is between TRX Technology Services, L.P. a Georgia limited partnership formerly known as Travel Technology Group, L.P. (“TRX”) and American Express Travel Related Service Company, Inc. a New York corporation (“User”). TRX and User have previously entered into a Service Bureau Agreement dated July 24, 2000 and Addendum, dated March 9, 2001 (collectively, the “Agreement”), which is incorporated herein by reference. The parties desire to amend and revise the Agreement solely as set forth in this Amendment. Unless otherwise set forth in this Amendment, the terms defined within the Agreement and its Exhibits, Schedules, and Attachments shall also apply to this Amendment.

WITNESSETH

WHEREAS, TRX owns and operates a service bureau service called EnCoRRe; and

WHEREAS, User and TRX have created a private label version of EnCoRRe with a reduced set of features customized specifically for User for use in its United States operation (“AE LiteSM”); and

WHEREAS, User will encourage its international operational units to use either EnCoRRe or AE Lite; and

WHEREAS, TRX will provide mid-office processing with EnCoRRe or AE Lite; and

WHEREAS, the parties have agreed to amend the pricing terms for EnCoRRe and set the pricing terms for AE Lite:

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.	Definitions. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

1.1.	“AE Lite” means the service bureau service customized expressly for User and described in Schedule A to this Addendum.

1.2. “Intellectual Property Rights” means all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

1.3. “User Marks” means all trademarks, service marks, logos and other distinctive brand features of User including, without limitation, the trademarks, service marks and logos described in Schedule B.

2.	Grant of Rights.

2.1 Grant of Rights by TRX. TRX hereby grants to User the right to use AE Lite under the terms and conditions of Section 2 of the Agreement.

2.2 Grant of Rights by User. Subject to the terms and conditions of this Amendment and the Agreement, User hereby grants to TRX a limited, nonexclusive, non-transferable, worldwide, royalty-free license to use, reproduce, display, and transmit the User Marks, as provided by User, solely within AE Lite for use by User. User reserves the right to revoke this license at any time by providing TRX with written notice.

3.	Ownership.

3.1 By TRX. User acknowledges and agrees that nothing in this Amendment or the Agreement will confer in User any right of ownership in AE Lite. Any enhancement to the Software will be governed by Section 2.5 of the Service Bureau Agreement. No licenses are granted by either party except for those expressly set forth in this Agreement.

3.2 By User. TRX acknowledges and agrees that nothing in this Amendment or the Agreement will confer in TRX any license or right of ownership in the User Brand Features.

3.3 Survival. This Section 3 shall survive termination or expiration of this Amendment or the Agreement.

4.	Pricing and Payment.

Deletion of Section 4.1 in Agreement. The parties acknowledge that Section 4.1 and Exhibit A of the Agreement are hereby deleted and replaced with the terms set forth in the new Section 4.1 below and Exhibit A attached to this Amendment. Except as specified herein, this Section 4 supplements Section 4 in the Agreement

4.1 Pricing. The fees for the services provided pursuant to the Agreement and this Amendment are set forth on Exhibit A attached hereto. Except as set forth in Section 4.2. all payments shall be *

*        CONFIDENTIAL TREATMENT REQUESTED

4.2 Reconciling Payment. *

4.3. Payment Transition Plan. *

5.	Retroactive Effect. The parties agree that these terms shall be effective retroactive to April 1, 2002.

6.	Term of the Agreement. “The parties agree that the Initial Term of the Agreement (as specified in Section 8.1 of the Agreement) shall be extended for one year to a six-year Initial Term, unless terminated as provided in the Agreement, and shall be renewable automatically for two consecutive one year periods (as set forth in the Agreement), unless User provides TRX with notice of its intention not to renew at least sixty (60) days prior to the conclusion of the Initial or any Renewal Term.

7.	User Obligations.

7.1 Additional U.S. Accounts. *

*        CONFIDENTIAL TREATMENT REQUESTED

7.2 *

8.	Publicity and Marketing Activities.

8.1 Use of User Marks. TRX shall have the right to use the User Marks only as shown in Schedule B for the purpose of presentations for potential clients in private meetings. This use is granted based on current relationship and business conditions and is subject to change at the sole discretion of User. TRX does not have the right to use User Marks on its sales collateral and client lists without User’s prior written authorization from the AMEX Public Affairs department. Any such User-authorized use shall conform to User’s trademark usage guidelines, if any, as such guidelines are presented in writing to TRX from time to time.

8.2 Press Releases. TRX shall not use the user’s name, logo, trademarks or service marks in any advertising, publicity releases, client listing or any other materials or in any other manner without the user’s prior written approval from the user’s Public Affairs department. Neither party shall issue a press release or make any public statement relating to the relationship set forth in this Amendment until such press release or public statement has been mutually agreed. Any press or media coverage in connection with this Amendment will be subject to the prior written approval of both parties consistent with Section 3.6 of the Agreement.

8.3 Marketing Events. The parties agree that User may provide opportunities to participate in User customer events or forums and that TRX may, in its sole discretion, choose to participate in said User customer events and forums. User agrees to provide reasonable notice to TRX of any such events. Additionally, User may provide TRX with sponsorship opportunities for User events that it makes available to its other technology providers.

8.4 Quarterly Meeting. The parties agree to meet quarterly to discuss User’s technology needs and ways TRX can meet such needs. Such meeting shall be at a mutually agreed upon location, date, and time, and each party shall bear its own expenses for such meetings.

9.	Miscellaneous.

9.1 Balance of Terms Unchanged. Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. This Amendment shall be effective as of the 1st day of April 2002 (“Amendment Effective Date”).

9.2 Entire Agreement. The Agreement, along with this Amendment, including the Exhibits and Schedules attached hereto, represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all previous discussions and communications. Any subsequent amendments and/or additions hereto are effective only if in writing and signed by both parties.

*        CONFIDENTIAL TREATMENT REQUESTED

9.3 Precedence. In the event of a conflict between the Agreement and this Amendment, this Amendment shall control and govern.

9.4 Audits. TRX agrees that, during the term hereof, it will not perform “audits” of American Express on behalf of any third party. TRX’s failure to comply with the terms of this Section shall be deemed a material breach of the Agreement and American Express shall be entitled to exercise its rights under Section 8.2 of the Agreement. In the event American Express engages TRX directly for the provision of audit services, the results of such audit shall be considered Confidential Information as such term is defined in Section 3.4 of the Agreement. For purposes of this Section 9.4, “audit” shall mean analysis of third party corporate entities’ travel-related contracts with American Express for the purpose of determining whether incentives and discounts offered by American Express to its corporate clients have been properly administered

IN WITNESS WHEREOF, TRX and User have caused this Amendment and its Schedules and Exhibits to be executed as of the Effective Date by their duly authorized representatives, and each represents and warrants that it is legally free to enter this Agreement.

TRX TECHNOLOGY SERVICES, L.P.		AMERICAN EXPRESS TRAVEL RELATED SERVICE COMPANY, INC.

BY:	/s/ Steve Reynolds	BY:	/s/ Jim Micena
NAME:	Steve Reynolds	NAME:	Jim Micena
TITLE:	GM	TITLE:	Manager, Global Procurement
DATE:	_7/15/02	DATE:	6/27/02

SCHEDULE A

PRODUCT DESCRIPTION

EnCoRRe Service Offering

*

AE Lite Service Offering

*

*        CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE B

USER MARKS

*

*    CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

PRICING TERMS

EnCoRRe Pricing

*

AE Lite Pricing

*

*        CONFIDENTIAL TREATMENT REQUESTED

Amendment #2 to

Service Bureau Agreement

between

TRX Technology Services, L.P.

f/k/a Travel Technology Group, L.P.

and

American Express Travel Related Service Company, Inc.

This Amendment (“Amendment”) is between TRX Technology Services, L.P., a Georgia limited partnership formerly known as Travel Technology Group, L.P., (“TRX”) and American Express Travel Related Service Company, Inc., a New York corporation (“User”). TRX and User have previously entered into a Service Bureau Agreement dated July 24, 2000 and Addendum, dated March 9, 2001 (collectively, the “Agreement”), which is incorporated herein by reference. The parties desire to amend and revise the Agreement solely as set forth in this Amendment. Unless otherwise set forth in this Amendment, the terms defined within the Agreement and its Exhibits, Schedules, and Attachments shall also apply to this Amendment.

W I T N E S S E T H

WHEREAS, TRX and User have previously entered into a Service Bureau Agreement for User’s use of TRX’s EnCoRRe services (“Initial Agreement”);

WHEREAS, TRX and User have previously amended the Initial Agreement (“Amendment #1”) to allow User’s U.S. Operations to utilize a customized version of EnCoRRe with a reduced set of features (“AE Lite”);

WHEREAS, TRX and User wish to further amend the Initial Agreement to allow User’s Interactive Unit to utilize a different customized version of EnCoRRe with a reduced set of features mutually agreed upon by the parties (“AE Interactive”);

WHEREAS, User also wishes to use SmartAlert, a value added EnCoRRe service that notifies travelers of pending “non-refundable” purchases;

WHEREAS, User further wishes to use TRX’s ResAssist (its successor product, RESX, and ______ and all successor products at such time as they become available during the term of this Amendment) and offer such services to its customers as a distributor in User’s sole discretion under the terms of this Amendment and the Initial Agreement;

WHEREAS, the parties have agreed to set the pricing and other terms for User’s use of AE Interactive, SmartAlert and ResAssist in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.	CONSTRUCTION OF AGREEMENT.

Except for Section 11 of this Amendment, in no way shall this Amendment revise or alter the terms of the Initial Agreement or Amendment #1. For purposes of RESX and AE Interactive, this Amendment applies only to User’s Interactive Unit.

2.	DEFINITIONS.

Any capitalized terms not defined herein shall have the meaning ascribed to them in the Initial Agreement.

2.1 “AE Interactive” - Means TRX’s proprietary service bureau service customized expressly for User’s Interactive operational units and described in Exhibit B to this Amendment.

2.2 “Interactive Unit” - Means User’s Interactive Operations unit currently headquartered at 15100 NW 67th Avenue, Miami Lakes, FL with additional offices at New York, New York; Montreal, Canada, Nice, France; Phoenix, AZ; Stockholm, Sweden; or any other location for such operations that may hereinafter be utilized, including other wholly owned User Corporate Travel units selling and servicing interactive booking and fulfillment including operations in Australia and Latin America.”

2.3 “RESX Services” - Means the service that User shall offer its customers, in its sole discretion, whereby TRX provides access, use and support of TRX’s proprietary online booking service for User’s customers over the Internet, as described in Exhibit H, Description of RESX Services. RESX Services and ResAssist shall be used interchangeably in this Amendment.

2.4 “Smart Alert” - Means a nonrefundable ticket tracking and notification service that is available for use with EnCoRRe, AE Lite and AE Interactive for an additional fee.

2.5 “Custom Modifications” - Means changes to RESX, AE Interactive, and Smart Alert (the “Services”), requested by User and agreed to by TRX, that change existing functionality of the software to meet specific needs of User, for which User will be charged an additional fee or fees that will be negotiated and mutually agreed to in writing. Ownership of all custom modifications and all proprietary rights related thereto shall remain with TRX.

3.	GRANT OF RIGHTS.

3.1 Grant of Rights by TRX. TRX hereby grants to User the right to use the RESX Service, AE Interactive, and Smart Alert under the terms and conditions of this Amendment on a worldwide basis. The grant of rights herein is limited solely to the Interactive Unit for the RESX Service and AE Interactive. User shall not, in any event, authorize third parties to further distribute Smart Alert, RESX Services or AE Interactive, provided however that travel agencies that have either signed a franchise or licensee agreement with User (“Representatives”) or in which User holds a minority interest (“Joint Venture Partners”) may distribute and resell the RESX Service to their customers as such Representatives or Joint Venture Partners designated solely in User’s discretion, upon notice to TRX in accordance with this Amendment. User shall designate such Representatives and Joint Venture Partners that may distribute and resell the AE Interactive and RESX Service under the terms set forth herein and TRX shall not grant rights pursuant to this Amendment to any other Representative or Joint Venture Partner. For designated Representatives and Joint Venture Partners, User agrees to provide service and support for the RESX Service, including performing implementation, issue research and tracking, end user support and communication on product functionality in a manner similar to how User provides these services to its online booking clients. User shall indemnify and hold harmless TRX from third party claims of a designated Representative or Joint Venture Partner with respect to the RESX Service due to the negligence or misconduct; acts or omissions; breach of any of the obligations, representations and warranties of User set forth herein; or breach of contract with an end user unless such claim is due to the negligence, misconduct, act, omission, breach of any obligation, representation or warranty or breach of contract of TRX.

3.2 Grant of Rights by User. Subject to the terms and conditions of this Amendment and the Agreement, User hereby grants to TRX a limited, non-exclusive, non-transferable, worldwide, royalty- free license to use, reproduce, display, and transmit the User Marks (as defined in Section 1.3 of Amendment #1 to the Initial Agreement), as provided by User, solely within AE Interactive, the RESX Services and Smart Alert for use by User as specified and approved by User. User reserves the right to revoke this license at any time by providing TRX with written notice.

3.3 No Exclusivity. It is expressly understood and agreed that this Amendment does not grant either party an exclusive privilege to provide or receive the services and products or comparable products and services, as the case may be, provided by TRX hereunder. User may contract with other suppliers for the procurement of comparable products or services, and TRX may contract with other distributors for the distribution of its products and services.

4.	OWNERSHIP.

4.1 By TRX. User acknowledges and agrees that nothing in this Amendment or the Agreement will confer in User any right of ownership in RESX, Smart Alert, or AE Interactive. No licenses are granted by either party except for those expressly set forth in this Amendment. TRX further agrees that the processes and services within User’s Interactive Unit fulfillment centers and operations are highly confidential and proprietary to User, and under no circumstances will information on these processes or operations be shared outside of TRX, and within TRX they will be shared only on a “need to know” basis in order to provide the services under this Amendment. TRX further agrees that the business requirements given to TRX to customize AE Interactive for use by User, as well as the configuration settings and programming performed by TRX to customize AE Interactive for use within User’s Interactive Unit fulfillment centers, will b e highly confidential and proprietary to User and will not be shared outside of TRX and only within TRX on a “need-to-know” basis to provide services under this Amendment.

4.2 By User. TRX acknowledges and agrees that nothing in this Amendment or the Agreement will confer in TRX any license or right of ownership in the User Marks.

5.	SUPPORT SERVICES PROVIDED.

5.1 During the term of this Amendment, and in addition to the attached Service Level Agreement in Exhibit A, TRX will provide the following maintenance and support services for AE Interactive and the RESX Service (the “Services”) to User:

(a)	*

*        CONFIDENTIAL TREATMENT REQUESTED

(b)	*

(c)	*

(d)	*

(e)	*

6.	PRICING AND PAYMENT.

6.1 Pricing. The fees for the Services provided pursuant to this Amendment are set forth on Exhibit B hereto. TRX will invoice User for all amounts due. TRX shall utilize the * to facilitate invoicing and payment.

6.2 Payment. *

*        CONFIDENTIAL TREATMENT REQUESTED

6.3 Reconciling Payment. *

7.	TERM OF THIS AMENDMENT.

7.1 The initial term (“Initial Term”) of this Amendment shall be three (3) years from the Effective Date of this Amendment. This Amendment shall automatically renew for successive one (1) year terms unless either party provides the other with written notice of cancellation of this Amendment at least one hundred eighty (180) days prior to the expiration of the then-current term.

7.2 *

8.	USER OBLIGATIONS.

8.1 User shall designate one (1) User representative to serve on the TRX RESX Advisory Group. The named individual will actively participate in meetings, as reasonably scheduled and assist TRX in establishing standards for the use of the service (the initial RESX Advisory Representative being named on Exhibit C).

8.2 User shall designate three (3) Operational Representatives (the initial Operational Representatives being named on Exhibit C) who will be the contact persons through which all support and/or problem communications will be made. User’s Operational Representatives will train and support User’s clients. User may, from time to time, change or add Operational Representatives, which change shall be effective only upon TRX’s receipt of written notice thereof. User shall ensure that any appointed Operational Representative has successfully completed the TRX certification program.

9.	PRESS RELEASES.

Except as provided in Section 3.2 and Section 10.16 of this Amendment and Section 8.1 of Amendment #1, TRX shall not use User Marks in any advertising, publicity releases, client listing or any other materials or in any other manner without the User’s prior written approval from the User’s Public Affairs department. Neither party shall issue a press release or make any

*        CONFIDENTIAL TREATMENT REQUESTED

public statement relating to the relationship set forth in this Amendment until such press release or public statement has been mutually agreed. Any press or media coverage in connection with this Amendment will be subject to the prior written approval of both parties consistent with Section 3.6 of the Initial Agreement.

10.	RESX.

10.1 Appointment. TRX hereby appoints User, for the Initial Term and any subsequent terms thereof of this Amendment, as a non-exclusive distributor of ResAssist, subject to all of the terms and conditions of this Amendment and the Initial Agreement, where applicable. TRX grants to User the right to directly promote, market, and resell the RESX Services (as such RESX Services are described in Exhibit H) to its customers subject to the terms herein. User shall have its customer execute an agreement no less restrictive or less protective of TRX than the minimum terms and conditions specified in Exhibit D.

10.2 Branding. User shall have the right to display the RESX Services using User’strademarks and other branding characteristics (including but not limited to the URL and domain name, tool bars, desktop icons, shortcuts and help screens), as determined by User. The RESX Services must include the “Powered by RESX” logo (to be provided by TRX to User) on the customer login screen in size and dimension mutually agreed to by both parties. All other references to TRX and RESX Service will be removed from the RESX Service sites.

10.3 Upgrades and Enhancements. All upgrades and enhancements (“Upgrades and Enhancements”) to the RESX Service that are made generally available will be made available to User at a date no later than they become available to TRX clients or other clients or other distributors and at pricing, terms and conditions that shall be no less favorable than those offered to other TRX distributors. User will have full access to use and distribute all features and services of the RESX Service, as such use is determined by User in its sole discretion. TRX reserves the right to charge an additional fee for any Custom Modifications.

10.4 Promotion. TRX agrees not to sell an end-to-end travel solution that includes Customer Care directly to clients with whom User has a then-current contractual relationship for travel services. For purposes of this Amendment, “Customer Care” shall mean the provision of assistance to travelers via telephone or other electronic means such as e-mail or online chat or any other means.

10.5 Functionality and GPS. TRX shall make commercially reasonable efforts to make available the same features and highly comparable functionality on RESX to User on each User reservation system including: *, and any other reservation systems that TRX may offer to its clients and distributors for the Initial Term and any subsequent terms of this Amendment.

10.6 Restrictions. TRX reserves the right, in its sole discretion and with no less than thirty(30) days prior written notice to User, to modify, discontinue, add, adapt, or otherwise change any design or specification of the RESX Service or TRX’s policies, procedures, and requirements specified in or related hereto; provided, however, User shall have the right to provide any comments and requests to TRX that TRX continue to provide to User such portions of the RESX Service, at User’s sole discretion, to the extent that such portions of the RESX Service are deemed valuable to User. Further, TRX and User acknowledge and agree to discuss TRX continuing to provide such portions of the RESX Service and if requested by User TRX

*        CONFIDENTIAL TREATMENT REQUESTED

agrees to provide a good faith estimate to User the cost for continuing to provide such portions of the RESX Service exclusively for User at User’s own expense.

10.7 Service Level Agreement. In addition to the requirements set forth in this Amendment,TRX agrees that its performance will meet or exceed each of the applicable terms of the Service Level Agreement (“SLA”) set forth in Exhibit A, as the same may be modified from time to time, subject to the limitations and in accordance with the provisions set forth in this Amendment.

10.8 Training & Support.

(a)	Sales and Marketing Training. *

(b)	Administrator and Technical Support Training. *

(c)	Administrator and Technical Support Certification. *

(d)	Annual Recertification. *

(e)	Implementation Certification. *

*        CONFIDENTIAL TREATMENT REQUESTED

10.9 Rules of Engagement for Customers. User will be the point of contact for sales efforts to existing and prospective business travel service customers of User regarding the RESX Services.

10.10 Testing and Test Sites. *

10.11 Clearances and Fees for Features. To the extent that fees are required to be paid to third parties, with the exception of GDS fees, for the permissible use of any functionality, feature or aspect of the Sites obtained by TRX from third parties (other than Customers), TRX shall promptly secure such rights and pay all necessary clearance fees without additional charge to User.

10.12 Reporting. *

In addition, TRX agrees to use commercially reasonable efforts to add to the information available in the monthly report to also include the booking date, the dates of travel, and whether the PNR included an air, car or hotel segment or any combination of the three. TRX will also provide a standard library of reports that are available to all RESX distributors. Upon request and for an additional fee TRX will create Custom Modifications to reports for User at the standard rates for custom programming found in Exhibit B-2.

10.13 Bug Fixes. All bug fixes shall be handled according to the terms of Section 5.1(d) of this Amendment and the SLA in Exhibit A.

10.14 Transition Services After Expiration or Termination. In connection with the termination of this Amendment for any reason except for User’s failure to pay in which case TRX shall have no obligations under this Section 10.13, TRX shall provide to User such termination assistance as User may reasonably request in order to provide an orderly transition from TRX to another supplier (“Transition Services”), including but not limited, to a redirect of User’s customer’s

*        CONFIDENTIAL TREATMENT REQUESTED

URLs. TRX shall be reasonably compensated for its efforts in the transition of clients or client data to another vendor. User shall pay TRX its standard hourly rate specified in Exhibit B-2 for such termination assistance. User shall pay for all products and services provided by TRX pursuant to this Section, provided that if termination was by reason of a payment default by User, TRX shall not be obligated to provide such termination assistance. Such assistance shall be provided for up to * and shall begin on the expiration or termination date of the Amendment as specified in Section 7.1 of this Amendment. In the event of expiration or termination of this Amendment due to a breach by TRX, TRX shall provide Termination Services to User as detailed above *. Except in the event of application of Section 10.18(b), TRX agrees not to directly solicit User’s clients for online booking services during the period of Transition Services, unless expressly authorized by User or User’s clients in writing.

10.15 Development Input. *

10.16 Information Protection Requirements. TRX agrees to comply with the requirements of Exhibit E of this Amendment. In the event that the terms of the Exhibit E of this Amendment conflict with any other terms of this Amendment, the terms of the Exhibit E of this Amendment shall prevail.

10.17 Press Releases. Neither party may issue press releases or publicity identifying the other using the other’s trademarks without the prior written approval of the other party.

10.18 Effect of Termination:

(a)	Termination of Amendment. *

(b)	Failure to Support Current Customers. *

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(c)	Survival. Provisions hereof which by their context and content are intended to survive termination hereof shall so survive, including Sections 4, 6, 10.16, 10.17 and 11.8, of this Amendment and Sections 3, 5, 6 and 7 of the Initial Agreement and as amended in this Amendment.

10.19  Customer Attrition. *

10.20  *

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Deposit for this limited purpose. User further acknowledges that, other than expressly set forth in this Amendment, it has received no distribution rights whatsoever, by implication or otherwise, in the Escrow Deposit by execution of this Amendment or receipt of the Escrow Deposit.

(e)	User shall be entitled to verify that all Escrow Deposit required to be placed into escrow have been placed into escrow in accordance with this Amendment.

10.21 Acceptance by User. For purposes of this Amendment, the following language for “Acceptance” relates to the RESX Services only and does not supercede the acceptance language contained in Sections 2.8 and 2.9 of the Initial Agreement: User shall conduct acceptance testing of the RESX Services as set up by TRX for User. After the parties have completed the modifications to private label the RESX Services (but in no event later than sixty (60) days after the Effective Date of this Amendment), the acceptance test shall be conducted, to demonstrate that the RESX Services perform in accordance with TRX specifications (specifically including the TRX specifications for functionality allowing trained and certified User personnel to install the RESX Service site without TRX assistance) and User specifications as set forth in Section 10.2 and Exhibit E of this Amendment. Such testing shall continue for a maximum of thirty (30) days. Upon completion of the testing, User shall notify TRX in writing of its acceptance. If the REX Services do not pass the acceptance test, User shall notify TFX, specifying in reasonable detail in what respects the RESX Services have failed to perform. TRX shall work in good faith to correct any deficiencies disclosed by the acceptance test. User shall then repeat the test for an *.

10.22 Portal Integration. TRX agrees to work to make RESX functional and compatible with User’s proprietary portal that will be distributed to User’s corporate travel clients. This functionality will include the ability to: *

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User and TRX agree to work together and use commercially reasonable efforts to create detailed engineering specifications for the above listed functionality within ninety (90) days of the Effective Date of this Amendment. Within two (2) weeks of the completion of the detailed engineering specifications, TRX agrees to provide an estimate, in good faith, of timelines to develop the above-listed functionality, which timelines will then be mutually discussed and agreed upon, with TRX giving the development high priority on its development schedule. TRX agrees to use commercially reasonable efforts to complete the functionality within those mutually agreed timelines.

10.23 Third Party Content. TRX agrees that RESX as distributed by User will not contain links to any Internet Web sites or third-party content that contains advertising or promotional material for any goods and services other than User’s, except as specifically approved by User in writing.

10.24 PRDS Integration. TRX agrees to enable a regular feed from User’s Preferred Rate Database Service (PRDS) into RESX for the purpose of loading and updating information on client’s negotiated rates for individual hotel properties.

10.25 Service Fees by Vendor. TRX agrees to enable RESX to display and total additional service fees that User may wish to charge for any particular air, car or hotel vendor as configured and designated by User across any and all User client sites. User and TRX agree to work together and use commercially reasonable efforts to create detailed engineering specifications for the above listed functionality within * of the Effective Date of this Amendment. Within * of the completion of the detailed engineering specifications, TRX agrees to provide an estimate, in good faith, of timelines to develop the above-listed functionality, which timelines will then be mutually discussed and agreed upon, with TRX giving the development high priority on its development schedule. TRX agrees to use commercially reasonable efforts to complete the functionality within those mutually agreed timelines.

10.26 Preferred Supplier Uploads. TRX agrees to develop the ability to regularly upload databases of preferred supplier information in mutually agreed upon format into RESX so that User and User’s clients’ preferred suppliers will be highlighted and can be modified automatically by a database upload to the RESX system. User and TRX agree to work together and use commercially reasonable efforts to create detailed engineering specifications for the above listed functionality within * of the Effective Date of this Amendment. Within * of the completion of the detailed engineering specifications, TRX agrees to provide an estimate, in good faith, of timelines to develop the above-listed functionality, which timelines will then be mutually discussed and agreed upon, with TRX giving the development high priority on its development schedule. TRX agrees to use commercially reasonable efforts to complete the functionality within those mutually agreed timelines.

10.27 Mandatory Password Length. TRX agrees to enable RESX to require that passwords have a minimum of six (6) characters that are a mix of numbers and letters in order to allow end users into the system, and to have this be configurable as designated by User across any and all User client sites. User and TRX agree to work together and use commercially reasonable efforts to create detailed engineering specifications for the above listed functionality within * of the Effective Date of this Amendment. Within * of the completion of the

*        CONFIDENTIAL TREATMENT REQUESTED

detailed engineering specifications, TRX agrees to provide an estimate in good faith of timelines to develop the above-listed functionality, which timelines will then be mutually discussed and agreed upon, with TRX giving the development high priority on its development schedule. TRX agrees to use commercially reasonable efforts to complete the functionality within those mutually agreed timelines.

11.	MISCELLANEOUS.

11.1 Amendment to Exhibit B of Amendment #1 shall be deleted in its entirety and replaced with Exhibit B-l attached hereto and incorporated herein.

11.2 .Balance of Terms Unchanged. Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. This Amendment shall be effective as of the 6 day of June 2003 (“Effective Date”).

11.3 Entire Agreement. The Agreement, along with this Amendment, all previous amendments and addenda, including all Exhibits and Schedules attached hereto and thereto represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all previous discussions and communications regarding such subject matter. Any subsequent amendments and/or additions hereto are effective only if in writing and signed by both parties.

11.4 Precedence. With respect to the subject matter of this Amendment only, in the event of a conflict between the Agreement and this Amendment, this Amendment shall control and govern.

11.5 For purposes of this Amendment, Section 6.2 of the Initial Agreement shall be amended to include the word “AND” at the very beginning of the fourth line so that it reads as follows:

“6.2 BOTH PARTIES AGREE THAT USER’S LIABILITY (UNDER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), IF ANY, FOR ANY DAMAGES RELATING TO THIS AGREEMENT SHALL BE LIMITED TO * AND SHALL NOT, EXCEPT IN THE CASE OF A BREACH BY USER OF ITS OBLIGATIONS UNDER SECTIONS 3.2, 3.3, 3.4 OR 3.5 HEREOF, EXCEED * HEREOF, AND SHALL NOT INCLUDE CONSEQUENTIAL, INCIDENTIAL, INDIRECT, SPECIAL OR OTHER DAMAGES OF ANY KIND, INCLUDING LOSS OF PROFITS, EVEN IF USER HAS BEEN ADVISED OF THE LIKELIHOOD OF THE OCCURENCE OF SUCH DAMAGES.”

11.6 Export. In the event that any of the deliverables (or any component thereof) contains encryption, TRX shall provide the information set forth in Exhibit G of this Amendment.

TRX represents that it has complied with, and will continue to comply with, all applicable laws, rules and regulations of the United States or any foreign countries with respect to the exportation or importation of the deliverables, any modifications, enhancements or updates thereto, and any technical data derived therefrom, outside of the United States or into the United States or into another country, including, but not limited to obtaining any necessary consents and requesting or filing any documents with the U.S. respective regulatory agency (“USGOV”).

Unless the parties otherwise agree in writing, TRX shall have the responsibility under this Amendment to obtain approvals, consents, licenses, and/or permits required for any export or import of the deliverables, including, but not limited to making the appropriate filings with the

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USGOV, and shall be solely responsible for all costs associated therewith. Each party will reasonably cooperate with the other in making the appropriate filings with USGOV and any applicable foreign authority and will provide any information, certificates or documents as are reasonably requested.

11.7 Equity Issuance. TRX (for purposes of this Section 11.7 shall be referred to as “Issuer”) and User are parties to a Warrant Agreement, dated July 24, 2000, in place, and such Warrant Agreement is in full force and effect. In addition, Issuer and User agree to evaluate, for a period of ninety (90) days from the date hereof, a new direct equity relationship whereby User would acquire up to five percent (5%) of the equity of Issuer (on a fully diluted basis) in shares of preferred stock of Issuer on terms that are mutually agreeable to Issuer and User. If Issuer and User are unable to come to mutually agreeable terms for a new direct equity relationship within the ninety (90) day period specified herein, User may submit a proposal regarding a new warrant relationship for Issuer’s review. To the extent User submits such a proposal, Issuer agrees to review such proposal promptly and use reasonable efforts to enter into a new warrant relationship with User within a reasonable time thereafter, it being understood that entering into such relationship shall be at Issuer’s sole discretion.

11.8 Indemnification and Limitation of Liability. For purposes of this Amendment only, the parties agree as follows:

(a)	By TRX. TRX agrees to defend, indemnify, and hold harmless User, Representatives, Joint Venture Partners, other TRX authorized (in writing) users of the services provided under this Amendment, and entities controlled by, under common control with, or controlling User (control and controlling being defined as ownership of at least fifty percent (50%) of the equity interest), and each of their respective directors, officers, employees, and agents from and against any and all third party claims, demands, and liabilities, including reasonable attorneys fees, resulting from or arising out of: (i) the services provided under this Amendment actually or allegedly infringing or violating any patents, copyrights, trade secrets, licenses, or other intellectual property rights of a third party; (ii) any breach of TRX’s representations and warranties in this Amendment; or (iii) failure to comply with TRX’s obligations under any and all laws, rules or regulations applicable to TRX or the services provided under this Amendment.

(b)	By User. User agrees to defend, indemnify, and hold harmless TRX and entities controlled by, under common control with, or controlling TRX (control and controlling being defined as ownership of at least fifty percent (50%) of the equity interest), and each of their respective directors, officers, employees, and agents from and against any and all third party claims, demands, and liabilities, including reasonable attorneys fees, resulting from or arising out of: (i) any breach of User’s representations and warranties in this Amendment; or (ii) User’s knowing or intentional failure to comply with User’s obligations under any and all laws, rules or regulations applicable to User under this Amendment, except to the extent such violation arises out of TRX’s obligations hereunder.

(c)

Procedure. A party seeking indemnification (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim for indemnification, provided, that failure to give such notice shall not relieve the

Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure). The Indemnified Party shall tender sole defense and control of such claim to the Indemnifying Party. The Indemnified Party shall, if requested by the Indemnifying Party, give reasonable assistance to the Indemnifying Party in defense of any claim. The Indemnifying Party shall reimburse the Indemnified Party for any reasonable legal expenses directly incurred from providing such assistance as such expenses are incurred. The Indemnifying Party shall have the right to consent to the entry of judgment with respect to, or otherwise settle, an indemnified claim only with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnified Party may withhold its consent if any such judgment or settlement imposes an unreimbursed monetary or continuing non-monetary obligation on such Party or does not include an unconditional release of that Party and its Affiliates from all liability in respect of claims that are the subject matter of the indemnified claim.

(d)	Limitation of Liability. EXCEPT FOR (A) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AMENDMENT, (B) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (C) A PARTY’S VIOLATION OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER, (D) DEATH, BODILY INJURY OR PROPERTY DAMAGE CAUSED BY SUCH PARTY, THE PARTIES AGREE THAT EACH PARTY’S RESPECTIVE LIABILITY (UNDER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) IF ANY, FOR ANY DAMAGES RELATED TO THIS AMENDMENT SHALL NOT EXCEED *. EXCEPT FOR TRX’S INDEMNIFICATION OBLIGATIONS UNDER THIS AMENDMENT, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR OTHER DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, EVEN IF ADVISED OF THE LIKELIHOOD OF THE OCCURRENCE OF SUCH DAMAGES.

IN WITNESS WHEREOF, TRX and User have caused this Amendment and its Exhibits to be executed as of the Effective Date by their duly authorized representatives, and each represents and warrants that it is legally free to enter this Amendment.

TRX TECHNOLOGY SERVICES, L.P.		AMERICAN EXPRESS TRAVEL RELATED SERVICE COMPANY, INC.

BY:	/s/ Steve Reynolds	BY:	/s/ Nathan Holman
NAME:	Steve Reynolds	NAME:	Nathan Holman
TITLE:	GM	TITLE:	SNR Manager
DATE:	June 6, 2003	DATE:	June 10, 2003

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EXHIBIT A

SERVICE LEVELS

TRX agrees to provide the following services in support of ResAssist/RESX:

*

Points of Contact and Escalation Plan:

*

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Error Definition, Estimated Response and Status Notification Time Frames:

*

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System Availability

*

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EXHIBIT B

FEES

Exhibit B-1

EnCoRRe Pricing:

*

AE Lite Pricing:

*

*        CONFIDENTIAL TREATMENT REQUESTED

AE Interactive Pricing

AE Interactive is a mid-office quality control service that will include an agreed upon, finite set of Reservation EditorSM quality control routines, Auto-Ticketing and web-based reports to summarize AE Interactive activity. *

Smart Alert

For User’s client accounts enabled on the “Smart Alert” routine, Clients who are signed up for this service have their records identified within the PNR, if this code is present TRX places them on another queue. *

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Exhibit B-2

RESX

RESX is a fully interactive, automated corporate travel information and reservation system that communicates directly with the GDS. User has access to real-time travel information, vendor displays, and policy controls.

RESX Pricing

*

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EXHIBIT C

DESIGNATION OF USER REPRESENTATIVES

Initial Operational Representatives:

Name:
Title:
Office Phone:
Fax:
E-mail Address:

Name:
Title:
Office Phone:
Fax:
E-mail Address:

RESX Advisory Representative:

Name:
Title:
Office Phone:
Fax:
E-mail Address:

EXHIBIT D

*

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APPENDIX A

*

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EXHIBIT E

INFORMATION SECURITY

*

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Annex 1

*

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EXHIBIT F

Purposely left Blank

EXHIBIT G

DELIVERABLE ENCRYPTION INFORMATION

1.	Encryption Information

*

2.	Export License Information

*

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*

3.	Licensor’s Contact

Identify Licensor’s export manager or contact responsible for filing or obtaining the export licenses or license exceptions for the Products.

*

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4.	Import License Information

Indicate in connection with each part number for each component whether any import license was applied for, granted or rejected, the name of the country granting the license, and whether or not the license extends to Licensor’s customers.

Not Applicable

*

Identify your Company’s Web Site, if any, where information can be found relating to the technical specifications and export or import of the Products.

Not Applicable

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EXHIBIT H

DESCRIPTION OF RESX SERVICES

The RESX online booking engine is a fully-automated online travel information and reservation system that gives travelers quick and easy access to the information and tools they need to complete their own travel itineraries using a desktop PC or laptop.

Air, hotel, rail, and car rental bookings can be completed with a simple point and click reservation process. RESX allows travelers to build trip templates that actually speeds the booking process by reducing the amount of steps required to complete a reservation. Requiring only a basic Web browser, users can access the system anytime anyplace they have Internet access and a computer.

The RESX design is flexible and allows for customization and corporate branding. RESX provides group, as well as individual traveler-level administration for quick company-wide policy updates. Built on the .NET technology platform RESX has an open-architecture that allows for fast and simple integration to expense management systems and back office reconciliation systems.

The RESX booking engine was developed for the travel agency distribution model and all administration capabilities are intuitive to the user. With proper training distributors of the product can easily provide all first level support and customer service for their clients.